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                                                                       EXHIBIT 8
                                 June 29, 1998



The Peoples BancTrust Company, Inc.
301 Broad Street
Selma, Alabama  36701

Elmore County Bancshares, Inc.
304 Barnett Boulevard
Tallassee, Alabama 36078

Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences arising from the proposed merger of Elmore County Bancshares, Inc. ("Elmore County") with and into The Peoples Banctrust Company, Inc. ("Peoples") (the "Company Merger") and the subsequent merger (the "Bank Merger") of The Bank of Tallassee ("Tallassee"), a wholly owned subsidiary of Elmore County, with and into The Peoples Bank and Trust Company, Inc. (the "Bank"), a wholly owned subsidiary of Peoples. Both of the Bank Merger and the Company Merger are pursuant to the Agreement and Plan of Merger and Reorganization dated December 11, 1997 by and between Peoples, the Bank, Elmore County and Tallassee (the "Agreement") and are described in Amendment No. 1 to the Registration Statement on Form S-4 expected to be filed today by Peoples with the Securities and Exchange Commission (the "Registration Statement"). Terms used but not defined herein, whether capitalized or not, shall have the meaning given to them in the Joint Proxy Statement/Prospectus of Peoples and Elmore County included in the Registration Statement (the "Joint Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act").

     For purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Agreement, (ii) the Registration Statement, including the Joint Proxy Statement/Prospectus, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness
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June 29, 1998
Page 2

of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

     We have also assumed that the transactions contemplated by the Agreement will be consummated strictly in accordance with the Agreement and as described in the Joint Proxy Statement/Prospectus, that the Company Merger will qualify as a statutory merger under the applicable laws of the State of Alabama, and that the Bank Merger will qualify as a statutory merger under applicable federal law. This opinion is subject to the receipt by this firm prior to the Effective Time of certain written representations of FirstFed and Charter.

     Based upon and subject to the foregoing, the discussion contained in the Joint Proxy Statement/Prospectus under the caption "Federal Income Tax Consequences", to the extent of legal conclusions enumerated therein and except as otherwise indicated, expresses our opinion as to the material federal income tax consequences of the Merger applicable to holders of Elmore County Common Stock. You should be aware, however, that the discussion under the caption "Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus represents our conclusions as to the application of existing law to the instant transactions. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 /s/ KUTAK ROCK